SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 13, 2006
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 7.01 Regulation FD Disclosure
     On April 13, 2006, Allied Holdings, Inc. (the “Company”) filed an emergency motion (the “Emergency Motion”) with the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division, seeking interim relief from certain provisions of the Company’s collective bargaining agreement ( the “CBA”) with the International Brotherhood of Teamsters. As described in the Emergency Motion, a copy of which is furnished herewith as Exhibit 99.1, the Company expects a shortfall in liquidity as early as May 2006. The Emergency Motion seeks a 10% wage reduction for employee’s of the Company covered by the CBA to significantly reduce the amount of the amount of the liquidity shortfall.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Emergency Motion filed with the United States Bankruptcy Court for the Northern District of Georgia

99.2	Press Release Announcing Filing of Emergency Motion

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.

Dated: April 13, 2006	By:	/s/ Thomas H. King

Name: Thomas H. King
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Emergency Motion filed with the United States Bankruptcy Court for the Northern District of Georgia

99.2	Press Release Announcing Filing of Emergency Motion